SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 5, 2024

ENPRO INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Form 8-K filed by Enpro Inc. (the “Company”) on May 2, 2023, on April 28, 2023, J. Milton Childress II, Executive Vice President and Chief Financial Officer of the Company, informed the Company of his plan to retire in the first half of 2024, but was willing to remain in his role until a successor was named and onboarded.  On January 5, 2024, the Board of Directors appointed Joseph F. Bruderek Jr. as Chief Financial Officer of the Company effective as of April 1, 2024 and, consistent with his retirement plans, Mr. Childress will cease to be Chief Financial Officer at that time.  Mr. Bruderek was appointed Executive Vice President, Finance effective on January 8, 2024 when he commenced his employment with the Company.

Mr. Bruderek, age 45, served from April 2022 to June 2023 as Vice President, Commodities and Corporate Strategy of Momentive Performance Materials Inc., a global provider of silicones and specialty materials that formerly was a division of General Electric Company.  During Mr. Bruderek’s career at Momentive Performance Materials, he served as Vice President, Corporate Development from June 2018 until April 2022, as Vice President and General Manager, Sealants from March 2014 to June 2018, as Director of Finance, Formulated Products Division from July 2012 to March 2014, as Chief Financial Officer, Americas from March 2009 to June 2012 and as Operations Finance Leader, Americas from January 2009 to March 2009.  Mr. Bruderek joined Momentive Performance Materials in connection with General Electric’s sale of the division to Momentive Performance Materials in December 2006, after having served in various positions of increasing responsibility at General Electric from 2000.

Mr. Bruderek will receive base salary at an initial annual rate of $480,000 and be eligible to participate in the Company’s annual performance plan with an annual bonus at the target performance level equal to 70% of his 2024 salary payments, with the amount of the bonus varying between 0% and 200% of that amount depending on the Company’s achievement of financial performance measures as set by the Compensation Committee of the Company’s Board of Directors.  Mr. Bruderek is also eligible to receive stock options, restricted stock units and performance share units in 2024 having an aggregate initial value of 150% of his annual base salary rate when such awards are generally granted to the Company’s executive officers, with such awards being on terms consistent with awards made to the Company’s other executive officers.  In addition, Mr. Bruderek will be eligible to participate in benefit plans generally offered to the Company’s executive officers, including a 401(k) plan, deferred compensation plan and medical, dental, disability, life and dependent life insurance coverage.

In connection with the commencement of his services as Executive Vice President, Finance, Mr. Bruderek and the Company entered into a Management Continuity Agreement and an Indemnification Agreement substantially in the form of the agreements filed as Exhibits 10.28 and 10.3, respectively, to the Company’s Form 10-K for the year ended December 31, 2022.

Following his retirement as Chief Financial Officer, and to facilitate the transition of his responsibilities to Mr. Bruderek, Mr. Childress will continue to serve as an officer of the Company at his then current salary rate until May 31, 2024, at which time he will retire from all positions with the Company.

Item 7.01.	Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release, which press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated January 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:January 8, 2024

ENPRO INC.

	By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary